UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported): January 14, 2021

BEYOND MEAT, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-38879	26-4087597
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)
119 Standard Street
El Segundo, California 90245
(Address of principal executive offices, including zip code)

(866) 756-4112
(Registrant’s telephone number, including area code)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.0001 par value	BYND	The Nasdaq Stock Market LLC
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement.

On January 14, 2021, Beyond Meat, Inc. (the “Company”) entered into a Lease (the “Lease”) with HC Hornet Way, LLC, a Delaware limited liability company (the “Landlord”), to house the Company’s headquarters offices, lab and innovation space (the “Headquarters”) in El Segundo, California.

Under the terms of the Lease, the Company will lease an aggregate of approximately 281,110 rentable square feet in a portion of a building located at 888 Douglas Street, El Segundo, California (the “Premises”), to be built out by the Landlord and delivered to the Company in three phases (each, a “Phase”) over a 26-month period.

The Landlord is providing a tenant improvement allowance equal to $100.00 per rentable square foot for each Phase of the Premises (the “Tenant Improvement Allowance”) to be used towards the cost of the build-out of the Premises, with the Company responsible for any build-out costs in excess of the Tenant Improvement Allowance.

The initial term of the Lease is twelve (12) years (the “Initial Term”) commencing on the earlier of (i) 210 days following substantial completion of the base building by the Landlord, which is expected to occur no earlier than February 1, 2021, and no later than May 1, 2021, or (ii) the date the Company occupies any portion of the Premises (other than Phase I-A) for purposes of conducting business operations therein, subject to adjustment as provided in the Lease (such date, the “Rent Commencement Date”). The Company has two (2) renewal options, each for a period of five (5) years (each, an “Option Term”) at the then current fair market rental rates determined at the start of each Option Term, subject to three percent (3%) annual increases thereafter during the applicable Option Term.

The Company’s obligation to pay base rent for the Premises will commence as follows: (i) for Phase I-A and Phase I-B, on the first day of the thirteenth (13th) month of the Initial Term; (ii) for Phase II-A and II-B, on the first day of the twentieth (20th) month of the Initial Term; and (iii) for Phase III, on the first day of the twenty-sixth (26th) month of the Initial Term; provided the Company will be obligated to pay its allocable share of operating expenses and real estate taxes commencing upon delivery of each Phase of the Premises. During months thirteen (13) through twenty-four (24) of the Initial Term, the Company will pay the Landlord an initial monthly base rental rate of $3.81 per square foot of the Premises then delivered by the Landlord, plus the Company’s allocable share of operating expenses and real estate taxes, with an annual 3% rate increase for each twelve (12) month period thereafter, culminating with a monthly base rental rate of $5.12 per square foot during the final twelve (12) months of the Initial Term, plus the Company’s allocable share of operating expenses and real estate taxes. Based on the timing of the

Phases and square footage of the Premises, annualized base rent for months thirteen (13) through nineteen (19) would be approximately $5.9 million, increasing to an annualized base rent of approximately $10.2 million in months twenty (20) through twenty-four (24), to an annualized base rent of approximately $13.2 million in months twenty-six (26) through thirty-six (36), and to an annualized base rent of approximately $17.3 million in the final twelve (12) months of the Initial Term.

Subject to the terms and conditions of the Lease, the Company has a right of first offer to lease additional space in the building as well as a right of first offer to lease additional space in buildings which may be developed on the land in the future.

As a security deposit, the Company will deliver to the Landlord a letter of credit in the amount of $12,500,000, which amount will decrease to: (i) $6,250,000 on the fifth (5th) anniversary of the Rent Commencement Date; (ii) $3,125,000 on the eighth (8th) anniversary of the Rent Commencement Date; and (iii) $0 in the event the Company receives certain credit ratings; provided the Company is not then in default of its obligations under the Lease.

The Lease contains customary default provisions allowing the Landlord to terminate the Lease if the Company fails to remedy a breach of any of its obligations under the Lease within specified time periods, or upon certain events of bankruptcy of the Company or seizure or attachment of the Company’s assets or interest in the Lease. The Lease also contains other customary provisions for real property leases of this type.

The foregoing summary of the Lease does not purport to be complete and is subject to and qualified in its entirety by reference to the Lease, a copy of which is filed as Exhibit 10.1 hereto and is incorporated herein by reference.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth above in Item 1.01 of this Current Report on Form 8-K regarding the Lease is incorporated into this Item 2.03 by reference.

Item 7.01. Regulation FD Disclosure.

In a press release issued on January 15, 2021, the Company announced the entry into the Lease. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

The information in this Item 7.01 and Exhibit 99.1 of this Current Report on Form 8-K shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filings made by the Company under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such filing.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description

10.1	Lease, dated as of January 14, 2021, by and between Beyond Meat, Inc., and HC Hornet Way, LLC
99.1	Press release of Beyond Meat, Inc. dated January 15, 2021

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BEYOND MEAT, INC.

By:	/s/ Mark J. Nelson
Mark J. Nelson
Chief Financial Officer and Treasurer

Date: January 15, 2021